UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

March 1, 2023

(Date of Report/Date of earliest event reported)

DOMTAR CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-33164	20-5901152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

234 Kingsley Par k Drive

Fort Mill, South Carolina

29715

(Address and zip code of principal executive offices)

(803) 802-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introduction

As previously disclosed, on July 5, 2022, Domtar Corporation, a Delaware corporation (“Domtar”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Resolute Forest Products Inc., a Delaware corporation (“Resolute”), Terra Acquisition Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Domtar (“Merger Sub”), Karta Halten B.V., a private limited company organized under the laws of the Netherlands (“Terra 1”), and Paper Excellence B.V., a private limited company organized under the laws of the Netherlands (together with Domtar and Terra 1, the “Parent Parties”). The Parent Parties, Merger Sub and Resolute are referred to individually as a “Party” and collectively as “Parties”.

Pursuant to the terms and conditions of the Merger Agreement, on March 1, 2023, Merger Sub merged with and into Resolute (the “Merger”), with Resolute continuing as the surviving entity in such merger (the “Surviving Corporation”). As a result of the Merger, Resolute, as the Surviving Corporation, became a wholly-owned subsidiary of Domtar. At the time the Merger became effective (the “Effective Time”), each share of common stock, par value $0.001 per share, of Resolute (the “Resolute Common Stock”), was converted into the right to receive (i) $20.50 in cash, without interest (the “Upfront Per Share Merger Consideration”) and (ii) one contractual contingent value right (each a “Contingent Value Right”, together with the Upfront Per Share Merger Consideration, the “Merger Consideration”). Any proceeds attributable to the Contingent Value Right will be distributed proportionally to Contingent Value Right holders, and the value will ultimately be determined by the terms and timing of resolution of the softwood lumber dispute between Canada and the United States.

As a condition to obtain approval of the Merger from the Canadian Competition Bureau, Domtar committed to the divestiture of its Dryden, Ontario pulp mill, as well as Resolute’s Thunder Bay pulp and paper mill within a short period of time following completion of the Merger. Any sale of the Dryden and Thunder Bay mills is contingent upon applicable regulatory approvals.

The Merger and related transactions will be financed with (i) an equity contribution of approximately $500.0 million provided by an affiliate of the Parent Parties; (ii) $666.0 million of 2023-A First Lien Term Loans under the Farm Credit Term Loan Credit Agreement (as defined herein); (iii) approximately $210 million of borrowings under the ABL Credit Agreement (as defined herein); and (iv) cash on hand.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto, and which is is incorporated herein by reference.

Farm Credit Term Loan Credit Agreement and Amendment to ABL Credit Agreement

Reference herein is made to the First Lien Credit Agreement, dated as of November 30, 2021 (the “First Lien Term Loan Credit Agreement”), by and among Domtar (as successor by merger to Pearl Merger Sub Inc., a Delaware corporation (the “Initial Borrower”)) as borrower thereunder, Pearl Excellence Holdco L.P., a Delaware limited partnership (“Holdings”), the lenders party thereto (the “First Lien Lenders”) and Barclays Bank PLC, as administrative agent and collateral agent, pursuant to which the First Lien Lenders agreed to extend an initial term loan facility to the Borrower (as defined in the First Lien Term Loan Credit Agreement) of an aggregate principal amount of up to $525.0 million and a delayed draw term loan facility to the Borrower in an aggregate principal amount of up to $250.0 million, of which $644.985 million remained outstanding as of the date hereof. Reference is also made to the ABL Revolving Credit Agreement, dated as of November 30, 2021 (the “Original ABL Credit Agreement”; the Original ABL Credit Agreement, as modified by the Incremental ABL Amendment (as defined below), the “ABL Credit Agreement”), by and among Domtar (as successor by merger to the Initial Borrower), Domtar Inc., a corporation organized under the federal laws of Canada as co-borrower (the “Co-Borrower”), Holdings, the lenders party thereto (together with the Incremental ABL Lenders (as defined below), the “ABL Lenders”) and Barclays Bank PLC, as administrative agent and collateral agent.

On March 1, 2023, Domtar Paper Company, LLC, a Delaware limited liability company (the “Borrower Representative”), and Domtar A.W. LLC, a Delaware limited liability company, both wholly owned subsidiaries of Domtar (collectively, the “Farm Credit Borrowers”) entered into a Term Loan Credit Agreement (the “Farm Credit Term Loan Credit Agreement”) by and among the Farm Credit Borrowers, Domtar, Holdings, the lenders party thereto (the “Farm Credit Lenders”) and CoBank ACB, as administrative agent and collateral agent, pursuant to which the Farm Credit Lenders agreed to extend term loan facilities to the Farm Credit Borrowers in an aggregate principal amount of $949.0 million, consisting of (a) an aggregate principal amount of up to $666.0 million of 2023-A First Lien Term Loans (as defined in the Farm Credit Term Loan Credit Agreement) used to refinance renewable energy investments and facilitate the Merger and (b) an aggregate principal amount of up to $283.0 million of 2023-B First Lien Term Loans (as defined in the Farm Credit Term Loan Credit Agreement) used to repay $283.0 million of borrowings under the First Lien Term Loan Credit Agreement.

Also, on March 1, 2023, Domtar (as successor by merger to the Initial Borrower) and the Co-Borrower entered into an Amendment No. 1 to the ABL Revolving Credit Agreement (the “Incremental ABL Amendment”), by and among Domtar, as borrower, the Co-Borrower, as co-borrower, Holdings, the lenders party thereto (the “Incremental ABL Lenders”) and Barclays Bank PLC, as administrative agent and collateral agent, pursuant to which the Incremental ABL Lenders agreed to extend the maturity date of the ABL credit facility under the ABL Credit Agreement to March 1, 2028 (from November 30, 2026) and extend incremental revolving commitments to the Borrower and the Co-Borrower in an aggregate principal amount of up to $620.0 million (resulting in total revolving commitments of up to an aggregate principal amount of $1,000.0 million).

Upon the consummation of the Merger, (i) Resolute and certain wholly-owned domestic subsidiaries of Resolute (collectively, the “U.S. Subsidiary Guarantors”) will provide unconditional senior secured guarantees of the obligations of the Farm Credit Borrowers under the Farm Credit Term Loan Credit Agreement, the obligations of Domtar under the First Lien Term Loan Credit Agreement, and the obligations of Domtar under the indenture governing Domtar’s outstanding 6.750% Senior Secured Notes due 2028 (the “Senior Secured Notes”), and (ii) Resolute, the U.S. Subsidiary Guarantors and certain wholly-owned Canadian subsidiaries of Resolute (the “Canadian Subsidiary Guarantors” and, together with the U.S. Subsidiary Guarantors, the “Subsidiary Guarantors”) will provide unconditional senior secured guarantees of the obligations of Domtar and the Co-Borrower under the ABL Credit Agreement. In addition, upon consummation of the Merger, Resolute and the U.S. Subsidiary Guarantors will provide unconditional senior unsecured guarantees of the obligations of Domtar under the senior indenture governing Domtar’s outstanding 6.25% Senior Notes due 2042 and 6.75% Senior Notes due 2044.

Obligations of Resolute and the U.S. Subsidiary Guarantors under the Farm Credit Term Loan Credit Agreement will be secured on a first-priority pari passu basis by security interests in all of the assets that secure the First Lien Term Loan Credit Agreement and the 2028 Notes (as defined below) on a first-priority basis (the “Fixed Asset Collateral”), and will be secured on a second-priority basis in all inventory, accounts receivable, deposit accounts, securities accounts, certain related assets and other current assets that secure the ABL Credit Agreement on a first-priority basis and the First Lien Term Loan Credit Agreement, the Farm Credit Term Loan Credit Agreement and the 2028 Notes on a second-priority basis (the “Current Asset Collateral”), in each case, subject to certain limitations and exceptions and permitted liens. Obligations of Resolute and the Subsidiary Guarantors under the ABL Credit Agreement will have a first-priority lien on the Current Asset Collateral and a second-priority lien on security interests in the Fixed Asset Collateral (second in priority to the liens securing the 2028 Notes and the term loan facility under the First Lien Term Loan Facility discussed below), in each case, subject to other permitted liens and except for security on principal properties or on shares of restricted subsidiaries. Upon the consummation of the Merger, Resolute, Domtar, the U.S. Subsidiary Guarantors and The Bank of New York Mellon entered into a supplement to the Notes Security Agreement, dated as of November 30, 2021, by and among Domtar, Holdings, the grantors party thereto and The Bank of New York Mellon, as trustee and collateral agent, whereby Resolute and the U.S. Subsidiary Guarantors granted a security interest in substantially all of their assets, subject to customary exceptions, secured by a lien on substantially all Fixed Assets of Resolute and the U.S. Subsidiary Guarantors, and a second-priority lien on the Current Asset Collateral in the United States (second in priority to the liens securing the ABL Credit Agreement), subject to other permitted liens.

The Farm Credit Term Loan Credit Agreement will mature (i) with respect to the 2023 A First Lien Term Loans, on March 1, 2030 and (ii) with respect to the 2023-B First Lien Term Loans, on November 30, 2028. It will bear interest at a floating rate per annum of, at the Borrower Representative’s option, (i) with respect to the 2023-A First Lien Term Loans, SOFR plus 6.00% or a base rate plus 5.00%, and (ii) with respect to the 2023-B First Lien Term Loans, SOFR plus 5.75% or a base rate plus 4.75%. The SOFR rate is subject to an interest rate floor of 0.75% and the base rate is subject to an interest rate floor of 1.75%. Borrowings under our Farm Credit Term Loan Credit Agreement will amortize in equal quarterly installments in an amount equal to equal quarterly installments equivalent to 5.00% per annum of the principal amount. The Farm Credit Term Loan Credit Agreement ranks pari passu with the First Lien Term Loan Credit Agreement and the Senior Secured Notes.

The ABL Credit Agreement will mature on March 1, 2028. It bears interest at a floating rate per annum of, at Domtar’s option, SOFR plus an applicable margin of 1.50% to 2.00% or a base rate plus 0.50% to 1.00%, in each case, depending on excess availability. The SOFR rate is subject to an interest rate floor of 0.00% and the base rate is subject to an interest rate floor of 1.00%. Borrowings under the ABL Credit Agreement will be limited by borrowing base calculations based on the sum of specified percentages of eligible accounts receivable, plus specified percentages of eligible inventory, plus specified percentages of qualified cash, minus the amount of any applicable reserves. Domtar and Co-Borrower may borrow only up to the level of their then-current borrowing base. The ABL Credit Agreement will be subject to an unused line fee of 0.25% to 0.375%, depending on utilization. As of March 1, 2023, after giving effect to the Merger, outstanding borrowings under the ABL Credit Agreement totaled $210.0 million to partially fund the Merger and provide liquidity, and letters of credit totaled $179.0 million, leaving unused commitments available to Domtar of up to $611.0 million (subject to borrowing base capacity).

The Farm Credit Borrowers may voluntarily prepay loans or reduce commitments under the Farm Credit Term Loan Credit Agreement, in whole or in part, subject to minimum amounts, with prior notice but without premium or penalty (other than a 1.00% premium on any prepayment in connection with a repricing transaction prior to the date that is twelve months after the date the Farm Credit Borrowers enter into the Farm Credit Term Loan Credit Agreement).

The Farm Credit Borrowers are required to prepay the loans under the Farm Credit Term Loan Credit Agreement with 100% of the net cash proceeds of certain asset sales (such percentage subject to reduction based on the achievement of specific first lien net leverage ratios) subject to certain reinvestment rights, 100% of the net cash proceeds of certain debt issuances and 50% of excess cash flow (such percentage subject to reduction based on the achievement of specific first lien net leverage ratios), in each case, subject to certain exceptions. Domtar and the Co-Borrower will be required to make prepayments under our ABL Credit Agreement at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under our ABL Credit Facility exceeds the lesser of the aggregate amount of commitments in respect of our ABL Credit Agreement and the borrowing base.

The Farm Credit Term Loan Credit Agreement and the ABL Credit Agreement contain customary negative covenants, including, but not limited to, restrictions on our ability and that of our restricted subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make investments, pay dividends or make other restricted payments, sell or otherwise transfer assets or enter into transactions with affiliates. The ABL Credit Agreement requires the maintenance of a fixed charge coverage ratio of 1.00 to 1.00 when specified excess availability is less than the greater of $87.5 million and 10% of the lesser of the borrowing base and maximum borrowing capacity.

The Farm Credit Term Loan Credit Agreement and the ABL Credit Agreement provide that, upon the occurrence of certain events of default, our obligations thereunder may be accelerated. Such events of default include payment defaults to the lenders thereunder, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy, insolvency, corporate arrangement, winding-up, liquidation or similar proceedings, material money judgments, change of control and other customary events of default.

The foregoing descriptions of the ABL Credit Agreement and the Farm Credit Term Loan Credit Agreement do not purport to be complete and are subject to, and qualified in its entirety by, the full text of the Original ABL Credit Agreement, as amended by the Incremental ABL Amendment, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and which are incorporated herein by reference, and the full text of the Farm Credit Term Loan Credit Agreement, which is filed as Exhibit 10.3 hereto, and which is incorporated herein by reference.

Item 1.01	Entry into Material Definitive Agreement.

The information set forth in the section above titled “Farm Credit Term Loan Credit Agreement and Amendment to ABL Credit Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the section above titled “Introduction” of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The information set forth in the section above titled “Farm Credit Term Loan Credit Agreement and Amendment to ABL Credit Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this report, the information incorporated herein by reference, and other written and oral statements made from time to time by us or on our behalf are based on current expectations, projections about operations, industry conditions, financial condition, and liquidity, may not relate strictly to historical or current facts and may contain forward-looking statements that reflect our current views with respect to future events and financial performance including the proposed transaction between Resolute and Domtar. As such, they are considered “forward-looking statements” which provide current expectations or forecasts of future events. Such statements can be identified by the use of terminology such as “anticipate”, “believe”, “expect”, “intend”, “aim”, “target”, “plan”, “continue”, “estimate”, “project”, “may”, “will”, “should” and similar expressions. These forward-looking statements should be considered with the understanding that such statements involve a variety of risks and uncertainties, known and unknown, and may be affected by inaccurate assumptions. Consequently, no forward-looking statement can be guaranteed and actual results may vary materially. Many risks, contingencies and uncertainties could cause actual results to differ materially from our forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of the Business Acquired.

The audited consolidated financial statements and related notes of Resolute Forest Products Inc. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021 are filed as Exhibit 99.1 to this Current Report on Form 8-K. The unaudited interim consolidated financial statements of Resolute Forest Products Inc. as of September 30, 2022 and for the three and nine months ended September 30, 2022 and 2021 are filed as Exhibit 99.2 to this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

Certain unaudited pro forma combined financial statements of Domtar, giving effect to the Merger, are filed as Exhibit 99.3 to this Current Report on Form 8-K.

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of July 5, 2022, by and among Resolute Forest Products Inc., Domtar Corporation, Terra Acquisition Sub Inc., Karta Halten B.V. and Paper Excellence B.V. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed by Domtar Corporation on July 11, 2022).

10.1*	ABL Revolving Credit Agreement, dated as of November 30, 2021, by and among Pearl Merger Sub Inc., Domtar Inc., Pearl Excellence Holdco L.P. and Barclays Bank PLC, as Administrative Agent and Collateral Agent, and Barclays Bank PLC, Bank of Montreal and Credit Suisse Loan Funding LLC, as the Lenders party thereto (incorporated by reference to Exhibit 4.1 of the Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed by Domtar Corporation on March 10, 2022).

10.2*	Amendment No. 1 to ABL Credit Agreement, dated as of March 1, 2023, by and among Domtar Corporation, as borrower, Domtar Inc., as co-borrower, Pearl Excellence Holdco L.P., the lenders party thereto and Barclays Bank PLC, as administrative agent and collateral agent.

10.3*	Term Loan Credit Agreement, dated as of March 1, 2023, by and among Domtar Paper Company, LLC and Domtar A.W. LLC, as borrowers, Domtar Corporation, Pearl Excellence Holdco L.P., the lenders party thereto and CoBank ACB, as administrative agent and collateral agent.

99.1	Audited Financial Statements of Resolute Forest Products Inc. as of December 31, 2021 and 2020 and for each of the three years in the period ended December 31, 2021.

99.2	Unaudited interim consolidated financial statements of Resolute Forest Products Inc. as of September 30, 2022 and for the three and nine months ended September 30, 2022 and 2021.

99.3	Unuaudited Pro Forma Combined Balance Sheet of Domtar Corporation as of September 30, 2022, and Unaudited Pro Forma Combined Statements of Operations of Domtar Corporation for the year ended December 31, 2021 and the nine months ended September 30, 2022.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Certain exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Domtar will furnish the omitted schedules and exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMTAR CORPORATION (Registrant)

By	/s/ Nancy Klembus
Name:	Nancy Klembus
Title:	Senior Vice President, General Counsel and Corporate Secretary

Date: March 1, 2023